United States
                    Securities and Exchange Commission

RE: Form 8-K Item 4 filed December 10, 2002

Technology General Corporation                      New Jersey
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        (Registrant)                        (State of Incorporation)

        2-97732                                   22-1694294
   ----------------                         ------------------------
    (File Number)                             (Federal ID Number)

Amendment to Item 304, Form 8-K
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(ii)  The principal accountant's Independent Auditors Report for the past two years did not contain an adverse opinion or a disclaimer of opinion, was not qualified or modified as to uncertainty, audit scope, or accounting principles.

(iii) The decision to change accountants was recommended and approved by the Board of Directors.

(iv) There have been no disagreements between the registrant and the former accountant during the two most recent fiscal years and any subsequent interim period on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure. The decision to change accountants is based solely on the accounting fee, which the registrant believes can be reduced.

(v) None of the events listed in paragraphs (A) through (D) occurred during this registrant's two most recent fiscal years and any subsequent interim period preceding the former accountants dismissal.

Technology General Corporation

By: /s/ Charles J. Fletcher
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   Charles J. Fletcher
   President/Chairman of the Board of Directors